As filed with the Securities and Exchange Commission on June 1, 2012

Registration No. 333-181746

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Monster Offers

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	26-1548306 (I.R.S. Employer Identification No.)

27665 Forbes Road Laguna Niguel CA (Address of Principal Executive Offices)	92677 (Zip Code)

CONSULTING AGREEMENTS WITH THOMAS C. COOK, ESQ., RYAN ROLAND AND MARLENA NIEMANN

(Full title of the plan)

Paul Gain

Chief Executive Officer

Monster Offers

27665 Forbes Road

Laguna Niguel CA 92677

(Name and address of agent for service)

(760) 208-4905

(Telephone number, including area code, of agent for service)

With a Copy to:

Thomas C. Cook, Esq.

Law Offices of Thomas C. Cook, Ltd.

500 N. Rainbow Blvd, Suite 300

Las Vegas, NV 89107

(702) 221-1925

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 (File No. 333-181746) (the “Initial S-8”) is being filed by Monster Offers (the “Company”) to reflect the correct version of Exhibits 10.14. An incorrect version of Exhibit 10.14 was inadvertently filed. The Initial S-8 filed by the Company with the U. S. Securities and Exchange Commission (the “Commission”) on May 30, 2012 had Exhibit 10.13 filed as both Exhibit 10.13 and Exhibit 10.14. The correct Exhibit 10.14 is being filed with Post-Effective Amendment No. 1.

This Amendment does not update, amend or modify any other information, statement or disclosure contained in the Initial S-8 that was filed with the Commission on May 30, 2012.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
3.1	Articles of Incorporation	SB-2	3.1	01/15/2008
3.2	By-laws as currently in effect	SB-2	3.2	01/15/2008
3.2	Amended Articles of Incorporation	SB-2	3.3	01/15/2008
5.1	Opinion of Counsel and consent regarding the legality of the securities registered under this Registration Statement	S-8	5.1	05/30/2012
10.13	Legal Agreement between Monster Offers and Law Offices of Thomas C. Cook, dated May 14, 2012	S-8	5.1	05/30/2012
10.14	Consulting Agreement between Monster Offers and Ryan Foland, dated May 24, 2012	X
10.15	Consulting/Administrative Agreement between Monster Offers and Marlena Niemann, dated May 25, 2012	S-8	5.1	05/30/2012
23.1	Consent letter from DeJoya Griffith & Company, LLC	S-8	5.1	05/30/2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laguna Niguel, State of California, on this 1st day of June, 2012.

Monster Offers

By: /s/ Paul Gain_______________________

Paul Gain

Chief Executive Officer/Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Paul Gain Paul Gain	Chief Executive Officer and Director	06/01/2012

/s/ Wayne Irving Wayne Irving	Chairman and CFO	06/01/2012